2022 Second Quarter Investor Presentation North York, Ontario Exhibit 99.1

Disclaimer & Risk Factors Certain of the matters discussed in this investor presentation constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of recent mergers and acquisitions, including anticipated future financial and operating results and synergies, as well as all other statements in this investor presentation, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i) risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to recent mergers or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of recent mergers in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through recent mergers; (v) changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management. Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences. This is neither an offer nor a solicitation to purchase securities. See our Form 10-K and recent Form 10-Q for specific risks associated with an investment in SmartStop Self Storage REIT, Inc. As of June 30, 2022, our accumulated deficit was approximately $161.9 million and it is possible that our operations may not be profitable in 2022. We have paid distributions from sources other than our cash flows from operations, including from the net proceeds of our public offering and our distribution reinvestment plan (DRP offering).  We are not prohibited from undertaking such activities by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions. For the twelve months ended December 31, 2021, we funded 92% of our distributions using cash flow from operations and 8% using proceeds from our DRP offering. For the six months ended June 30, 2022, we funded 100% of our distributions using cash flow from operations. No public market currently exists for shares of our common stock and there may never be one. Therefore, it will be difficult for our stockholders to sell their shares. Our charter does not require us to pursue a liquidity transaction at anytime. If you sell your shares, it will likely be at a substantial discount. We may only calculate the value per share for our shares annually and, therefore, you may not be able to determine the net asset value of your shares on an ongoing basis. We cannot assure our stockholders that we will be successful in the marketplace. Revenues and earnings from Strategic Storage Trust VI, Inc. and Strategic Storage Growth Trust III, Inc. (the “Managed REITs”) are uncertain. Because the revenue streams from the advisory agreements with the managed REITs are subject to limitation or cancellation, any such termination could adversely affect our financial condition, cash flow and the amount available for distributions to you. We will face conflicts of interest relating to the purchase of properties, including conflicts with Strategic Storage Trust VI, Inc. and Strategic Storage Growth Trust III, Inc., and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities. Our trademarks are important to the value of our business, and the ability to protect, and costs associated with protecting, our intellectual property could adversely affect our business and results of operations. We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment. Our Series A Preferred Shares rank senior to our common stock, and therefore, any cash we have to pay distributions will be used to pay distributions to the holders of Series A Preferred Shares first, which could have a negative impact on our ability to pay distributions to our common stockholders. We may fail to qualify as a REIT, which could adversely affect our operations and our ability to make distributions. Our board of directors may change any of our investment objectives without your consent.

SmartStop’s Leadership Team Executive Team Deep leadership team with an average of 15 years of storage experience 5-123-187 21-155-215 127-190-66 127-127-127 182-182-182 H. Michael Schwartz Chairman & CEO 18 Years of Storage Experience (18 Years SmartStop and Affiliates) Wayne Johnson President & CIO 36 Years of Storage Experience (16 Years SmartStop and Affiliates) James Barry CFO & Treasurer 10 Years of Storage Experience (10 Years SmartStop and Affiliates) Joe Robinson Chief Operations Officer 13 Years of Storage Experience (3 Years SmartStop and Affiliates) Additional Executive Management Position Name Years of Total Storage Experience / Years at SmartStop and Affiliates Gerald Valle SVP - Storage Operations 33 / 5 Position Name David Corak VP - Corporate Finance 9 / 2 Bliss Edwards EVP - Canada 9 / 3 Jaclyn Groendyke VP - People and Culture Mike Terjung Chief Accounting Officer 13 / 13 5 / 5 Nicholas Look General Counsel & Secretary 2 / 2 Senior Team Members Years of Total Storage Experience / Years at SmartStop and Affiliates

SmartStop Platform at a Glance

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!

SmartStop Self Storage REIT is the largest public non-traded self storage REIT in the U.S.

Initially started raising equity in 2014 through the broker dealer network

11th Largest
Self Storage Company in the U.S.[1]

~13.5 Million[2]
Owned or Managed Rentable Square Feet

174[2]
Owned or Managed Self Storage Facilities

95.2%
Q2 2022 Quarter End Same-Store Occupancy

>$5.0 Billion
Historical Self Storage Transaction Activity[3]

$2.8 Billion
Total Capitalization[4]

~450
Employees

20.3%
Q2 2022 Same-Store YoY NOI[5] Growth

BBB-
Investment Grade Credit Rating from KBRA





19
Operating Properties in Greater Toronto Area

(1) Per Inside Self Storage Top-Operators list for 2021. (2) Includes wholly-owned operating properties as of 8/28/2022, joint venture operating assets and assets owned by the Managed REITs. (3) Includes affiliated companies (4) Total capitalization includes debt, preferred equity and equity market cap based on approx. 108.9 million shares and OP Units at 6/30/22 valued at the most recently published Net Asset Value of $15.08. Debt and preferred equity are measured at face value. (5) NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure.

Investor Presentation 4

Investment Highlights

Institutional Operator And Technology Platform Demonstrated Ability To Grow Externally Conservative And Diversified Capital Structure Experienced Management Team And Board High Quality, Diversified Portfolio In Key Growth Markets Investment Highlights 1 2 3 5 6 North York, Ontario High Growth Portfolio of Stabilized and Lease Up Assets 4

Owned Portfolio Overview 159 Operating Properties Owned In U.S. & Canada ~65% Concentration In Top 25 MSAs(1) 12.3 million Net Rentable Square Feet Note: Figures reflect wholly-owned JVs at 100% of NRSF. (1) Toronto included as a top 25 MSA. Top 25 MSA’s as defined by 2020 U.S. Census Bureau data. (2) MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada. (3) Other markets include: Baltimore, Charleston, Charlotte, Charlottesville, College Station, Colorado Springs, Dallas, Detroit, Mobile, Milwaukee, Myrtle Beach, Nantucket, Naples, New York – Newark, Orlando, Phoenix, Port St. Lucie, Punta Gorda, Riverside-SB, Sacramento, San Antonio, San Francisco-Oakland, San Diego, Santa Maria-Santa Barbara, Santa Rosa - Petaluma, Sarasota, Seattle-Tacoma, Stockton, Trenton-Princeton and Washington- Arlington. Total Portfolio Diversification by NRSF

Concentration In High Growth North American Markets Toronto % of Same- Store NOI(1) Miami - FLL Los Angeles Asheville Las Vegas # Total Properties(2) Total Rentable SQFT (000s)(2) 2Q22 YoY Same-Store Revenue Growth Same-Store Net Rent per Occupied SQFT(3) Avg. 3 Mi. Population (000s)(2) Avg. 3 Mi. Median HHI ($000s)(2,4) 7.9% 9 17.4% 67.1 $18.08 865.0 144.2 13.5% 19 5.9% USD$20.54/ CAD$26.21 1,619.9 156.0 10.6% 10 16.5% 73.7 $22.75 660.4 187.4 8.3% 14 19.4% 53.0 $14.49 851.9 36.0 16.2% 11 17.6% 77.0 $23.15 1,121.5 108.3 Sources: Company internal data as of 6/30/22. (1)Same-store for the quarter ended 6/30/22. NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. (2) All operating stores including joint venture operating stores. (3) RentPOF defined as annualized rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage.(4) Median household income is in USD for SmartStop’s Canadian assets. 85.0

Greater Toronto Area Overview

SmartStop Self Storage
...The Smarter Way to Store!®

Greater Toronto Area ("GTA") is one of the largest and fastest growing MSAs in North America supported by strong economic and demographic fundamentals

The GTA Would be the 6th Largest MSA in the U.S. ...

Top MSAs by 2020 U.S. Census Population (1)



(in millions)
20.1
13.2
9.6
7.6
7.1
7.1
6.4
6.2
6.1
6.1
4.9
NYC
LA
Chicago
Dallas
Houston
GTA
D.C.
Philadelphia
Miami
Atlanta
Boston

... And of Those Markets, the Fastest Growing

2022 – 2027 Claritas/SNL Financial Projected Population Growth



8.9%
6.0%
5.9%
5.4%
5.2%
4.5%
4.1%
4.0%
3.8%
3.5%
1.3%
1.0%
GTA
Houston
Dallas
Atlanta
NYC
Boston
D.C.
Miami
Top 25 MSA Avg (2)
Philadelphia
Chicago
LA

Strong Economic and Demographic Fundamentals

- Home to the Toronto Stock Exchange, leading financial institutions and an array of Canada's largest companies
- With accommodative immigration policies and a high-quality education system, the GTA is attracting young, highly skilled workers and quickly emerging as a hotbed for the digital economy
  - Ranked #4 tech market by CBRE's 2021 Tech Talent Scorecard
- Increasing population and high housing costs are expected to result in further densification in the GTA
  - Population density of 11,500 per square mile puts the city of Toronto on par with the likes of Chicago, Philadelphia, and Washington, D.C.(3)
  - The average selling price for a home in GTA surpassed $1.3 million in February 2022, up 28% year-over-year, driven primarily by lack of supply(4)

Sources: CBRE, Claritas, CoStar, Green Street Advisors, Ontario Ministry of Finance, SNL Financial, Statistics Canada. (1) Population data for U.S. MSAs per U.S. Census bureau and the 2020 Census; population data for GTA per Statistics Canada. (2) Based on top 25 U.S. MSAs. (3) City of Toronto land area per canadapopulation.org and U.S. cities' population density per worldpopulationreview.com. (4) The Toronto Regional Real Estate Board as of February 2022.

Investor Presentation 9

Greater Toronto Area ("GTA") Storage Market Overview

SmartStop Self Storage
...The Smarter Way to Store!®

The GTA market exhibits many of the positive market characteristics of the top U.S. MSAs, with far less institutional competition

The GTA's Low Supply Ratio and Strong Population Growth Suggests a Long Runway for Absorption Relative to the Top 25 U.S. MSAs

Top 10 U.S. MSAs and Toronto Population Growth vs. Supply Per Capita[1]



% Population Growth
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
Toronto
NYC
Boston
Philadelphia
Washington D.C.
Chicago
LA
Atlanta
Houston
Dallas
Top 25 U.S. MSA Avg.
U.S. National Average >6x
Below U.S. Average
Above U.S. Average
1.0x
2.0x
3.0x
4.0x
5.0x
6.0x
7.0x
8.0x
9.0x
10.0x
Sq. Ft. / Capita

- The GTA would be the 6th largest MSA in the U.S. and, of those markets, the fastest growing market supported by strong economic and demographic fundamentals
- High barriers to entry limit development, including zoning restrictions that prohibit new construction
- Heavy concentration of non-institutional operators in the GTA self storage market allows for a relatively lower level of operating competition

Self Storage Ownership in Canada and GTA is Highly Fragmented

Ownership: Canada vs. U.S.[2]



Non-Institutional Operators
Institutional Operators
U.S. Listed REITs
70%
30%
50%
31%
19%
Canada
U.S.

Self Storage Ownership in GTA[3]



48%
13%
13%
9%
6%
6%
5%
Private
Public Storage Canada
Access Storage / SVI
Storage Mart
U-Haul
SmartStop
Apple

Sources: Claritas, Colliers, CoStar, Green Street, SNL, and The 2022 Self Storage Almanac. (1) U.S. 2022 – 2027 population growth forecasts per Claritas and sq. ft. per capita per the 2022 Self Storage Almanac; Toronto 2022 – 2027 population growth forecast per Ontario Ministry of Finance and sq. ft. per capita per Colliers. (2) Canada figures per Colliers May 2021 report and based on number of facilities; U.S. ownership per the 2022 Self Storage Almanac and based on rentable square feet. (3) Colliers August 2020 report based on rentable square feet.

Investor Presentation 10

SmartStop is a Leading Institutional Operator in Toronto

SmartStop Self Storage
...The Smarter Way to Store!®

SmartStop GTA Highlights

12 *Years of experience in GTA Market*	**5th** *Largest Operator in GTA[1]*	**6%** *GTA Market Share[1]*
1.6mm SF / 13.1% *Of Total SmartStop Owned Sq. Ft.[2]*	**19** *Owned Operating Properties*	**~50** *Employees*


Toronto, ONT


Milton, ONT


Mississauga, ONT

SmartStop GTA Portfolio Map[3]


Peterborough
Oshawa
Toronto
Mississauga
Hamilton
SmartStop Self Storage
OWNED OPERATING PROPERTIES (19)
OWNED DEVELOPMENTS (3)

(1) Colliers August 2020 report based on rentable square feet. (2) As measured by Net Rentable Square Feet at 6/30/2022; includes joint venture square footage. (3) Includes joint venture assets.

Investor Presentation 11

SmartStop’s Opportunity in Canadian Markets Future Canadian Growth 5-123-187 21-155-215 127-190-66 127-127-127 182-182-182 Canadian Market Leader Largest U.S. Owner in Toronto Market Dedicated Canadian Website: Smartstop.ca Toronto, ON Québec Ontario Toronto 3.0x 1.6x Montreal 2.3x Vancouver British Columbia 2.1x Calgary 2.3x Edmonton Alberta 2.2x Ottawa Manitoba Supply Ratio Supply Per Capita Ratio(2) U.S. National 6.2x Top 25 U.S. MSA Avg. 6.0x Selected Canadian CMAs 2.3x Self storage is a relatively new and bourgeoning product in Canada with utilization expected to increase going forward 12 Note: As of 6/30/2022. (1). RentPOF defined as annualized rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage. (2) Major Canadian city supply ratios per Colliers May 2021 Report. Nova Scotia Saskatchewan New Brunswick Prince Edward Island Newfoundland and Labrador $20.54/CAD$26.21 Same-Store RentPOF (1) in 2Q’22 96.6% Avg. Same-Store Occupancy in 2Q’22 Burlington, ONT Oakville, ONT

SmartCentres Joint Venture Case Study: Vaughan(1) Joint Venture Summary 5-123-187 21-155-215 127-190-66 127-127-127 182-182-182 50/50 joint venture with SmartCentres (TSX: SUR.UN), one of Canada’s largest fully-integrated REITs Provides right of first offer in certain markets to develop self storage facilities at numerous SmartCentres shopping centers Sets foundation to significantly grow in strategically located Canadian markets including markets outside of Toronto Current portfolio 6 operational facilities in JV 20 projects in various stages of development and planning representing approximately 20,000 units and 1.9 million NRSF Ground up four story development opened in February 2021 Built on a 1.6 acre lot adjacent to the SmartCentres Vaughan shopping center, The Home Depot and the Walmart Supercenter 880 climate controlled units Quickly gained occupancy given strong Toronto storage fundamentals, strong asset quality and desirable location 90.9% physically occupied as of June 30, 2022 Brampton, ONT Vaughan, ONT 50 Cityview Blvd, Vaughan, ONT 1) This JV interest was initially acquired by an affiliate of ours (SST IV) which we subsequently acquired through the SST IV Merger in March 2021.

Internal & External Growth

Internal Growth: Concentration of Growth Assets

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!®

25 Non-Stabilized Stores

- 2Q22 ending physical occupancy 470bps below same-store average
- 2Q22 RentPOF 12.1% below same-store average
- Represents 11.6% of 2Q22 total revenue

19 Stabilized Stores (Acquired in SST IV Merger)

- 2Q22 ending physical occupancy 50bps above same-store average
- 2Q22 RentPOF 1.3% above same-store average
- Represents 14.2% of 2Q22 total rental revenue

Owned Operating Store Segment	# of Stores	Net Rentable Sq. Ft.	Units	Net Rent/Occupied Sq. Ft. for the Three Months Ended June 30,[1]		Ending Occupancy for the Three Months Ended June 30,			Revenue for the Three Months Ended June 30,[2]			Expenses for the Three Months Ended June 30,			NOI for the Three Months Ended June 30,[3]		
				2022	2021	2022	2021	Change	2022	2021	% Change	2022	2021	% Change	2022	2021	% Change
Same-Store Wholly-Owned	109	8,036,285	69,050	$18.47	$16.02	95.2%	96.3%	-1.1%	$34,694,481	$30,396,194	14.1%	$9,543,263	$9,488,105	0.6%	$25,151,218	$20,908,089	20.3%
Non Same-Store Wholly-Owned																	
Historical SmartStop REIT Non-Stabilized[4]	6	495,700	4,930	14.78	NM	94.5%	NM		1,780,709	NM		698,528	NM		1,082,181	NM	
Historical SST IV Stabilized[5]	19	1,611,700	13,620	18.71	16.28	95.7%	96.0%	-0.3%	6,633,342	5,811,060	14.1%	2,061,221	1,996,296	3.3%	4,572,121	3,814,764	19.9%
Historical SST IV Non-Stabilized[6]	5	439,200	4,260	17.61	13.33	94.2%	96.0%	-1.8%	1,828,543	1,370,065	33.5%	673,076	535,881	25.6%	1,155,467	834,184	38.5%
Historical SSGT II Non-Stabilized[7]	10	889,945	8,167	16.39	NM	92.2%	NM		1,144,862	NM		380,619	NM		764,243	NM	
Recent Acquisitions[8]	4	321,900	2,850	16.35	NM	74.7%	NM		651,551	NM		280,524	NM		371,027	NM	
Total Non Same-Store Wholly-Owned	44	3,758,445	33,827	17.25	NM	92.7%	NM		12,039,007	NM		4,093,968	NM		7,945,039	NM	
Total Wholly-Owned Operating Stores	153	11,794,730	102,877	18.09	NM	94.4%	NM		$46,733,488	NM		$13,637,231	NM		$33,096,257	NM	
Total Joint Venture Operating Stores	6	527,600	5,543	$15.65	NM	83.0%	NM										
Total All Owned Operating Stores	159	12,322,330	108,420														

Source: Company data and filings. NM: not a meaningful comparison. (1) RentPOF defined as annualized rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage. (2) Tenant protection program revenue, which prior to 2022 had been included in our same-store and non same-store portfolio results, is now presented separately in tenant protection program revenues. Prior periods have been adjusted for comparability. (3) NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. (4) Represents non-stabilized stores that were owned by SmartStop Self Storage REIT, Inc. prior to the merger with Strategic Storage Trust IV, Inc. that closed in March 2021, as well as stores that were acquired in 2021. SmartStop owned five of these six properties for at least a portion of quarter ending June 30, 2021, which produced revenue and operating expense of $793,338 and $428,354, respectively. (5) Represents stores that were previously owned by Strategic Storage Trust IV, Inc. that were acquired by SmartStop Self Storage REIT, Inc. as part of the merger that closed in March 2021. These stores are categorized as stabilized, but do not meet the qualifications to be added to the same-store pool because they have not been owned since January 1, 2021. (6) Represents stores that were previously owned by Strategic Storage Trust IV, Inc. that were acquired by SmartStop Self Storage REIT, Inc. as part of the merger that closed in March 2021. These stores are categorized as non-stabilized. (7) Represents stores that were previously owned by Strategic Storage Growth Trust II, Inc. that were acquired by SmartStop Self Storage REIT, Inc. as part of the merger that closed in June 2022. These stores are categorized as non-stabilized. Results are based on ownership since June 1, 2022. (8) Represents stores that were acquired in 2022 by SmartStop that are not in the same-store pool.

Investor Presentation 15

2022 Operational Update

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!

2Q22 Highlights

- Strong YoY same-store results
  - Revenues increased 14.1%
  - Operating expenses increased 0.6%
  - NOI increased 20.3%(1)
  - Average physical occupancy decreased 30bps to 95.5%
  - Annualized rent per occupied square foot increased 15.3% to $18.47(2)
- Increased total self storage-related revenues by 21% YoY
- FFO, as adjusted per share and unit – diluted increased by 72.7% YoY(1)
  - 2Q22 common dividend coverage: 113.0%(3)

Additional 2022 Updates

July 2022 Same-Store Performance

- Physical Occupancy as of 7/31/22: 95.0%
  - -120bps YoY
  - -10bps MoM
- Asking Rates
  - +18.2% YoY
  - +9.0% MoM
- In-Place Rates
  - +13.7% YoY
  - +2.6% MoM

External Growth

In May, SmartStop closed the acquisition of a self storage facility in Sacramento, CA
- The property consists of approximately 79,800 square feet and 860 units

In May, SmartStop closed the acquisition of a self storage facility in Jacksonville, FL
- The property consists of approximately 55,400 square feet and 480 units

In June, SmartStop closed the acquisition of a self storage facility in Aurora, CO
- The property consists of approximately 55,000 square feet and 540 units

Source: Company data and filings. (1) NOI and FFO, as adjusted are non-GAAP measures. (2) RentPOF defined as annualized rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage (3) Calculated as 2Q22 FFO, as adjusted per share & unit outstanding – diluted divided by a $0.15 dividend.

Investor Presentation 16

External Growth: Investment Activity

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SmartStop and Affiliates' Investment Activity Through June 30, 2022

Stabilized Acquisitions:

- Acquired 66 properties for $857 million since 2016
  - SmartStop acquired three properties during the second quarter of 2022

C/O & Lease Up Acquisitions:

- Acquired 36 properties at C/O or in early lease up for $474 million since 2016

Ground Up Development:

- Delivered seven development properties since 2016
  - Majority of ground up development properties are located in Canada
  - Under contract to deliver three assets by year end 2023



(In Millions)
$595
$551
$44
2016
$112
$71
$41
2017
$204
$105
$85
$14
2018
$207
$35
$172
2019
$143
$13
$93
$37
2020
$86
$28
$20
$38
2021
$73
$54
$19
2022
Development
C/O & Lease Up
Stabilized

Note: All acquisition and development prices reflect the original purchase price executed by SmartStop, including Strategic Storage Growth Trust, Inc., Strategic Storage Trust IV, Inc., and Strategic Storage Growth Trust II, Inc.

Investor Presentation 17

External Growth: SSGT II Merger - Closed 6/1/2022

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!

Merger Overview

- On June 1, 2022, SmartStop closed the previously announced merger with Strategic Storage Growth Trust II, Inc. ("SSGT II")
- 100% stock-for-stock transaction
- SSGT II was a private REIT that was formed in October of 2018
- Continues SmartStop's successful track record of acquiring or merging with affiliated REITs, including SSGT in 2019 and SST IV in 2021
- Total operating portfolio consistedof approximately 7,740 units and 900,000 net rentable SF
  - 10 wholly-owned operating self storage facilities across seven states
  - 1 JV operating property
  - 2 JV development properties

Overview of SmartStop Portfolio Expansion


SmartStop Self Storage REIT, Inc. Owned Operating Properties
11 Operating Properties Previously Owned by SSGT II
2 Development Properties Previously Owned by SSGT II
1 Development Property Owned as of June 30, 2022

STRATEGIC
STORAGE GROWTH TRUST II, INC.

Selected Portfolio Metrics

13	900,000	92.2%	$16.39
Properties(1)	*Net Rentable Operating SF*	*Occupancy*(2)	*Rent POF*(2)

(1) Count represents wholly-owned and JV properties, including two properties under construction. (2) Represents the ten wholly owned-assets previously owned by SSGT II for the quarter ended June 30, 2022.

Investor Presentation 18

SmartStop Managed REIT Funds

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

SSTVI
STRATEGIC STORAGE TRUST

$206M AUM
Assets Under Management on a cost basis

Strategic Storage Trust VI, Inc.

Portfolio Stats[2]

Self Storage Properties	14	Storage Units	8,000[1]
Rentable SQFT	845,000[1]	States / Provinces	7
Wholly Owned Properties	12		
Canadian Joint Venture Development Properties with SmartCentres	2		

Operational Properties NRSF Allocation



WA 12%
PA 9%
OR 7%
NV 6%
FL 20%
DE 10%
AZ 36%
NRSF 845,000

STRATEGIC
STORAGE GROWTH TRUST III

$46M AUM
Assets Under Management on a cost basis

Strategic Storage Growth Trust III, Inc.

Portfolio Stats

Self Storage Properties	2	Storage Units	1,760[1]
Rentable SQFT	187,400[1]	States / Provinces	1



175 Rolling Acres Rd., Lady Lake, FL
Units: 750[1] NRSF: 90,000[1]



5688 FL-44, Wildwood, FL
Units: 1,010 NRSF: 97,400

Note: Data as of 8/09/2022
1. Excludes RV and vehicle parking
2. Excludes Joint Venture developments

Investor Presentation 19

Well Positioned Balance Sheet

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!

Debt Private Placement

SmartStop Self Storage REIT, Inc.
$150M Debt Private Placement
April 2022

Issuer	SmartStop OP, L.P.
Parent Guarantor	SmartStop Self Storage REIT, Inc.
Format	4(a)(2) US Private Placement
Offering Size	$150 million
Issuance Rating	Kroll: BBB- (Stable)
Use of Proceeds	Refinancing of existing debt and general corporate purposes
Agents	Citi, KeyBanc

$700 million Credit Facility

4.5 Years Avg. Debt Maturity[1]

34.8% Leverage w/o Preferred[2]

67.5% Fixed Rate Debt[3]

3.7% Wtd. Avg. Interest Rate[4]

41.9% Leverage w/ Preferred[5]

2.5x Fixed Charge Coverage[6]



Capital Structure (7)
6%
36%
51%
7%
$2.8 Billion Total Capitalization
Debt
Preferred Equity
Common Stock
OP Unit Equity



Debt Maturity Schedule (millions) (8)
2022
2023
2024
2026
2027
2028
2029
2030+
Variable Rate Debt
Fixed Rate Debt

(1) Does not take into account potential extension options. (2) Leverage as measured by debt less cash to total capitalization (total capitalization includes debt, preferred equity and equity market cap). (3) Includes the impact of interest rate derivatives. (4) Excludes the impact of interest rate derivatives as of 6/30/22 (5) Leverage as measured by debt less cash on hand plus Preferred Stock at face value to total capitalization (6) Defined as Adjusted EBITDA divided by total interest and principal payments and preferred stock dividends. Adjusted EBITDA is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure as well as a breakout of fixed charges, which includes cash interest expense (including JV), cash principal payments and cash preferred stock dividends. (7) Total capitalization includes debt, preferred equity and equity market cap based on approx. 108.9 million shares and OP Units at 6/30/22 valued at the most recently published Net Asset Value of $15.08. Debt and preferred equity are measured at face value. (8) Excludes recurring amortization on certain debt instruments. Dollar amounts in millions.

Investor Presentation 20

Strong and Valuable Brand Identity

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!

Store Branding

Recognizable Signage and Colors


SmartStop
Self Storage
888-97-STORAGE



Continued investment in brand and marketing translates to customer awareness

SmartStop® Brand Appearances


SmartStop

- Website
- Digital Marketing
- Special Events / Sponsorships
- Employee Uniforms
- Moving Supplies

Brand Awareness

Well-Known Brand Name

174(1)

Stores operating under the SmartStop® brand

250 U.S. / Canadian domain names

Brand Protection

Processes in place to act upon brand infringement

Registered trademarks in U.S. / Canada

(1) Includes wholly-owned properties as of 8/28/2022, joint venture operating assets and assets owned by the Managed REITs.

Investor Presentation 21

Industry Leader In Customer Experience

SmartStop
Self Storage REIT, Inc.
...The Smarter Way to Store!

Technology-driven platform gives SmartStop the ability to meet customers' unique service needs

SmartStop

Newsweek

Winner - Best Customer Service 2021 Award for Storage Companies

Dedicated In-House Call Center

- Dedicated call center employees streamline the customer experience
- Agents able to use web-based or SMS text features to complete leasing process to meet customer needs

Online Rentals

- Convenient online access allowing customers to seamlessly browse available units and rent units on the web
- SmartStop's state-of-the-art website is optimized to reduce barriers in the shopping experience and fast loading times

Online Reservations

- Ability to search for and reserve units at one of SmartStop's 170+ locations
- Integrated into revenue management system to update pricing and occupancy real time

Walk-Ins

- Highly-trained SmartStop employees on facility premises to accommodate walk-ins
- Staff trained to utilize SmartStop's management technology and tools to provide high-quality in-person sales experience

Investor Presentation 22

Sophisticated Operating And Analytics Technology Optimization of rental rates, discounts, and incentives driven by scientifically-based, proprietary pricing models Proprietary competitive rate analysis allows dynamic and real-time pricing based on forecasted future demand Evaluation and implementation of existing customer base to strategically manage rental revenue through the use of existing customer rate increases Unit mixes reviewed to optimize for occupancy and revenue Data analytics integrated into operating and marketing platforms providing accessible dashboards to business managers Advanced analytics combined with extensive training programs optimize sales State-of-the-art website is scalable across all electronic platforms (mobile, tablets, computers, etc.) Seamless integration with all platform and marketing efforts Automated ad campaigns and search engine marketing integrated with pricing and POS systems to drive high customer conversion rates Access to extensive and valuable customer data, including price sensitivity and other demographic / psychographic data Pricing Analytics Revenue Management Data & Performance Monitoring Web Development Digital Marketing SmartStop has made continued investment in technology through data science and analytics platforms

Appendix

MSA Exposure – Same-Store Same-Store Portfolio at 6/30/22 Note: Data presented represents SmartStop’s existing owned same-store portfolio only MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada. RentPOF defined as rental revenue net of discounts & concessions, excluding late fees, administrative fees and parking income, divided by occupied square feet of storage. Tenant protection program revenue, which prior to 2022 had been included in our same-store and non same-store portfolio results, is now presented separately in tenant protection program revenues. Prior periods have been adjusted for comparability. NOI is a non-GAAP measure. See Appendix for a reconciliation of this measure to the most directly comparable GAAP measure. Presented in US Dollars (USD) as translated on average for the quarter. Investor Presentation

MSA Exposure – Total Portfolio Wholly Owned Total Portfolio at 6/30/22 MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada. Other markets include: Baltimore, Charleston, Charlottesville, College Station, Colorado Springs, Dallas, Mobile, Milwaukee, Nantucket, Naples, New York – Newark, Orlando, Punta Gorda, San Antonio, Santa Maria-Santa Barbara, Santa Rosa - Petaluma, Sarasota, Stockton, Trenton-Princeton and Washington- Arlington. None of these markets represent more that 1.5% of the total portfolio by NRSF. Investor Presentation

Reconciliation: Net Loss to Net Operating Income (1) Includes the net operating income of one property owned by Strategic Storage Trust VI, Inc.'s operating partnership, which was consolidated for part of the quarter ending June 30, 2021. This property's net operating income for the quarter ended June 30, 2021 was $17,047. Excludes tenant protection program revenue.MSAs (Metropolitan Statistical Areas) as defined by the U.S. Census Bureau. Toronto CMA (Census Metropolitan Area) as defined by Statistics Canada.

Non-GAAP Reconciliations *(continued)*

SmartStop Self Storage REIT, Inc.
...The Smarter Way to Store!®

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net income (loss) (attributable to common stockholders)	$ 9,138,542	$ (3,881,184)	$ 8,921,987	$ (17,789,848)
Add:				
Depreciation of real estate	11,619,040	10,521,283	22,481,157	18,898,768
Amortization of real estate related intangible assets	4,286,753	3,441,144	7,946,836	4,003,229
Depreciation and amortization of real estate and intangible assets from unconsolidated entities	358,716	213,959	658,729	230,996
Deduct:				
Gain on deconsolidation	—	(169,533)	—	(169,533)
Gain on sale of real estate	—	(178,631)	—	(178,631)
Gain on equity interests upon acquisition (7)	(16,101,237)	—	(16,101,237)	—
Adjustment for noncontrolling interests (6)	58,107	(1,500,869)	(1,540,958)	(2,616,924)
FFO (attributable to common stockholders)	**9,359,921**	**8,446,169**	**22,366,514**	**2,378,057**
Other Adjustments:				
Intangible amortization expense - contracts (1)	185,220	212,537	426,021	909,999
Acquisition expenses (2)	285,097	30,448	702,871	336,098
Acquisition expenses and foreign currency (gains) losses, net from unconsolidated entities	31,460	107,388	51,956	107,388
Contingent earnout adjustment (3)	800,000	400,000	1,313,821	2,519,744
Write-off of equity interest and preexisting relationships upon acquisition of control	2,049,682	—	2,049,682	8,389,573
Accretion of fair market value of secured debt	(7,556)	(31,250)	(42,198)	(63,116)
Net loss on extinguishment of debt (4)	2,393,475	—	2,393,475	2,444,788
Foreign currency and interest rate derivative losses, net (5)	251,804	(643,547)	76,272	(425,549)
Adjustment of deferred tax liabilities (1)	(1,040,711)	(56,880)	(799,123)	(1,929,746)
Offering related expenses (8)	1,387,760	—	1,387,760	—
Adjustment for noncontrolling interests (6)	(744,709)	(1,784)	(876,681)	(1,435,079)
FFO, as adjusted (attributable to common stockholders)	**$ 14,951,443**	**$ 8,463,081**	**$ 29,050,370**	**$ 13,232,157**

(1) These items represent the amortization, accretion, or adjustment of intangible assets or deferred tax liabilities.
(2) This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with SmartStop's capitalization policy.
(3) The contingent earnout adjustment represents the adjustment to the fair value during the period of the Class A-2 Units issued in connection with the self administration transaction.
(4) The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred.
(5) This represents the mark-to-market adjustment for SmartStop's derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to SmartStop's foreign equity investments not classified as long term.
(6) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to SmartStop's non-controlling interests.
(7) This gain relates to the mark up in fair value of SmartStop's preexisting equity interests in SSGT II as a result of SmartStop's acquisition of control in the SSGT II Merger.
(8) Such costs relate to SmartStop's filing of an S-11 registration statement and SmartStop's pursuit of a potential offering of SmartStop's common stock. As this item is non-recurring and not a primary driver in SmartStop's decision making process, FFO is adjusted for its effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric.

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
FFO (attributable to common stockholders and OP unit holders) Calculation:				
FFO (attributable to common stockholders)	$ 9,359,921	$ 8,446,169	$ 22,366,514	$ 2,378,057
Net income (loss) attributable to the noncontrolling interests	1,758,141	(546,092)	2,161,963	(2,023,086)
Adjustment for noncontrolling interests (1)	(58,107)	1,500,869	1,540,958	2,616,924
FFO (attributable to common stockholders and OP unit holders)	**$ 11,059,955**	**$ 9,400,946**	**$ 26,069,435**	**$ 2,971,895**
FFO, as adjusted (attributable to common stockholders and OP unit holders) Calculation:				
FFO, as adjusted (attributable to common stockholders)	$ 14,951,443	$ 8,463,081	$ 29,050,370	$ 13,232,157
Net income (loss) attributable to the noncontrolling interests	1,758,141	(546,092)	2,161,963	(2,023,086)
Adjustment for noncontrolling interests (1)	686,602	1,502,653	2,417,639	4,052,003
FFO, adjusted (attributable to common stockholders and OP unit holders)	**$ 17,396,186**	**$ 9,419,642**	**$ 33,629,972**	**$ 15,261,074**
Weighted average Class A & T shares outstanding	88,982,266	83,955,753	87,010,958	74,196,569
Weighted average OP units outstanding	11,496,892	10,270,455	10,959,537	9,762,238
Weighted average other dilutive securities	525,907	239,279	478,616	200,546
Weighted average shares & OP units outstanding – diluted (2)	101,005,065	94,465,487	98,449,111	84,159,353
FFO, as adjusted per share & OP unit outstanding – diluted	$ 0.17	$ 0.10	$ 0.34	$ 0.18

(1) This represents the portion of the above stated adjustments in the calculations of FFO and FFO, as adjusted, that are attributable to our non-controlling interests.
(2) Includes all Class A Shares, Class T Shares and OP Units, as well as the dilutive effect on FFO and FFO, as adjusted of both unvested restricted stock and long term incentive plan units (both time-based units and performance-based units), and is calculated using the two class, treasury stock or if converted method, as applicable. The outstanding convertible preferred stock was excluded as the conversion of such shares was antidilutive to FFO and FFO, as adjusted. This excludes Class A-2 OP Units, the conversion of which is contingent on growth in assets under management or other contingent events before being converted to a class of OP Units equivalent to a common share.

Investor Presentation 28

Reconciliation: Net Income to Adjusted EBITDA: Trailing 5 Quarters Tax related expense includes income taxes, franchise tax fees, as well as our adjustments to deferred tax liabilities. The contingent earnout adjustment represents the adjustment to the fair value of the Class A-2 Units issued in connection with the self administration transaction. This represents acquisition expenses associated with investments in real estate that were incurred prior to the acquisitions becoming probable and therefore not capitalized in accordance with our capitalization policy.

Additional Information Regarding NOI, FFO & FFO, as adjusted Funds from Operations (“FFO”) and FFO, as adjusted Funds from operations (“FFO”) is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which SmartStop believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. SmartStop defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above. SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate its operating performance. SmartStop previously used Modified Funds from Operations (“MFFO”) (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies. In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related asset impairments and intangible amortization, acquisition related costs, other write-offs incurred in connection with acquisitions, contingent earnout expenses, adjustments of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of the Company’s overall long-term operating performance. SmartStop excludes these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in its decision-making process and excluding these items provides investors a view of its continuing operating portfolio performance over time and makes its results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature. FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of operating performance when SmartStop formulates corporate goals and evaluate the effectiveness of its strategies. Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SmartStop’s performance, as an alternative to cash flows from operations, which is an indication of liquidity, or indicative of funds available to fund SmartStop’s cash needs including SmartStop’s ability to make distributions to its stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of SmartStop’s performance. Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted. Net Operating Income or (“NOI”) NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.